Exhibit 3.1(ii)

AMENDED AND RESTATED

BY-LAWS

of

PHI, INC.

(as amended through November 5, 2015)

SECTION 1. OFFICES

1.1. Principal Office. The principal office of the Corporation shall be located at 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508.

1.2. Additional Offices. The Corporation may have such offices at such other places as the Corporation’s Board of Directors (the “Board” or “Board of Directors”) may from time to time determine or the business of the Corporation may require.

SECTION 2. SHAREHOLDERS MEETINGS

2.1. Place of Meetings. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board.

2.2. Annual Meetings. An annual meeting of the shareholders shall be held at such date at such time as may be specified by the Board in the call of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders’ meeting is held for a period of eighteen months, and directors are not elected by written consent in lieu of an annual meeting during that period, any shareholder may demand that the Secretary of the Corporation call such a meeting to be held in the manner specified under the LBCA.

2.3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by (i) the Chairman of the Board, the Chief Executive Officer, or a majority of the directors then in office, or (ii) the shareholders as provided in the Articles of Incorporation.

2.4. Notice of Meetings. Except as otherwise provided by law, the authorized person or persons calling a shareholders’ meeting shall cause written notice of the time and place of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law, the Articles of Incorporation, or these By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

2.5. List of Shareholders. In connection with every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced for inspection on the request of any shareholder on the terms and conditions specified under the LBCA.

2.6. Quorum. Except as otherwise provided by law, at all meetings of shareholders the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum to duly organize the meeting. With respect to each matter to be acted upon at any duly organized meeting of shareholders, the presence, in person or by proxy, of the holders of a majority of the total votes entitled to be cast on the matter shall constitute a quorum for action on that matter; provided that this Section 2.6 shall not have the effect of reducing the vote required to approve or affirm any matter that may be established by law, the Articles of Incorporation or these By-laws. Once a share is represented for any purpose at a meeting of shareholders, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine.

2.7. Voting. If a quorum exists, action on a matter, other than the election of directors, by the shareholders will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the matter is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

2.8. Voting by Proxy. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period. The person appointed as proxy need not be a shareholder of the Corporation.

2.9. Execution of Proxies. Any proxy must be executed by a shareholder or the shareholder’s authorized officer, director, manager, employee, agent or attorney-in-fact. Any signature on a proxy may be affixed by any reasonable means, including but not limited to facsimile signature.

2.10. Electronically Transmitted Proxies. A shareholder may authorize another person or persons to act for him as proxy by delivering or authorizing the delivery of any form of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any such electronic transmission shall be submitted with information from which the Corporation may determine that the electronic transmission was authorized by the shareholder. If it is determined that such electronic transmissions are valid, the inspectors or other persons making that determination shall specify the information upon which they relied.

2.11. Validity of Copies and other Reproductions of Proxies. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant hereto may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile, telecommunication or other reliable reproduction shall be a complete reproduction of the entire original writing or transmission.

2.12. Voting Power Present or Represented. For purposes of determining the amount of voting power present or represented or the amount of voting power cast at any annual or special meeting of shareholders with respect to voting on a particular proposal, shares as to which the holders have abstained from voting or the proxy holders have been instructed to abstain from voting on the proposal, and shares that have been precluded from voting (whether by law, by regulations of the Securities and Exchange Commission, by rules, by-laws or listing standards of any self-regulatory organization or otherwise), will not be treated as present, represented or cast, but such shares will be counted as present and represented for purposes of determining the existence of a quorum to organize a meeting.

2.13. Postponements, Adjournments, and Cancellations of Meetings. In accordance with the provisions of applicable law, the Board, acting by resolution, may postpone and reschedule any previously scheduled meeting of shareholders, whether annual or special. In addition, any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of the holders of a majority of the total voting power present in person or by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Unless provided otherwise by law or the Articles of Incorporation, any special meeting of the shareholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such special meeting or as otherwise permitted by the LBCA.

2.14. Conduct of Meetings.

(a) At every meeting of the shareholders, the presiding chairman shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of his or her absence or disability, a chairman chosen by resolution of the Board of Directors. The Secretary or, in the event of his or her absence or disability, any Assistant Secretary or, in the absence of both, an appointee of the presiding chairman, shall act as secretary of the meeting.

(b) The Board of Directors may make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the chairman presiding at any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the chairman are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, either of which may be changed at any meeting at which a quorum is present by the vote of a majority of the total voting power of those present thereat in person or by proxy; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) rules and procedures relating to the casting of ballots or the tabulation of voting at the meeting; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting or his or her designee may determine; (v) restrictions on entry to the meeting after the commencement thereof; (vi) limitations on the time allotted to questions or comments of any particular participant or by all participants as a group; and (vii) other similar rules, procedures, limitations or restrictions designed to enhance the efficiency, productivity or civility of the meeting. The presiding chairman may interpret and apply any such rules, regulations, procedures, limitations or restrictions as he or she sees fit under the circumstances, in addition to changing the order of business at the meeting or making any other determinations that he or she deems appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the presiding chairman, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.15. Inspectors of Election. In connection with each meeting of shareholders, either the Board or the Chairman may appoint one or more inspectors, who need not be shareholders and who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify to the Secretary their determination of the number of shares represented at the meeting, and their count of all votes.

2.16. Definitions of Shareholder, Voting Power and Voting Power Present. As used in these By-laws, and unless the context otherwise requires, (a) the term “shareholder” shall mean a person who is the record holder of shares of the Corporation’s voting stock, (b) the term “voting power” shall mean the right vested by law, these By-laws or the Articles of Incorporation in the shareholders to vote in the determination of a particular question or matter, and (c) the terms “total votes” and “total voting power” shall mean the total number of votes that the shareholders are entitled under applicable law to cast in the determination of a particular question or matter (or, if applicable law does not specify which shareholders are entitled to vote with respect to any particular question or matter, such terms shall mean the total number of votes that the shareholders are generally entitled to cast in connection with the election of directors).

2.17. Notice of Shareholder Business.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only if properly brought before such meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise by or at the direction of the Board or (iii) by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) complies with the notice procedures set forth in this By-law.

(2) For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a) (1) (iii) of this By-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for shareholder action. To be timely, the notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting; but if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(3) To be in proper form and effective for purposes hereof, such shareholder’s notice (whether given pursuant to Section 2.17(a) of these By-laws in connection with an annual meeting or Section 2.17(b) of these By-laws in connection with a special meeting) shall set forth or include (a) as to each person whom the shareholder proposes to nominate as a director (i) all information relating to such person that would be required to be disclosed in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a fully completed and duly executed questionnaire and a duly executed agreement, each as required by Section 3.6 of these By-laws; (b) as to any other business desired to be brought before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of all shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a description of all agreements, arrangements and understandings with respect to the nomination or proposal between or among such shareholder, such beneficial owner, if any, or any of their associated parties, including, in the case of a nomination, any nominee, his or her respective affiliates and associates, and any others acting in concert with any of the foregoing.

(b) Special Meetings of Shareholders.

(1) At any special meeting of the shareholders duly convened in accordance with these By-laws, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or furnished in accordance with Section 1-702 of the LBCA (or any successor provision) and Article IV(C) of the Articles of Incorporation or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.

(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the special meeting, (B) is entitled to vote at the special meeting, and (C) provides a notice to the Corporation that contains all of the information required under paragraph (a)(3) of this By-law and is delivered in accordance with the terms set forth in paragraph (b)(3) of this By-law.

(3) In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (b)(2) of this By-law with respect to any nomination (including all the information required under paragraph (a)(3) of this By-law) shall be delivered to the Secretary of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) Other Terms.

(1) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this By-law and, if any proposed nomination or other business is not in compliance with this By-law, to declare that such defective nomination or proposal shall be disregarded.

(2) For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in paragraph (a) or (b) above.

(4) Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule l4a-8 promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 3. DIRECTORS

3.1. Powers; Number. Except as otherwise provided by law or the Articles of Incorporation, all of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by or under the direction of, and subject to the oversight of, the Board, which shall consist of such number of natural persons as shall be fixed from time to time by resolution of the Board; provided, however, that (i) if after proxy materials or an information statement for any meeting of shareholders at which directors are to be elected are mailed to or provided to shareholders, any person or persons named therein to be nominated at the direction of the Board becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons, unless the Board, by a majority vote of the entire Board, selects an additional nominee, and (ii) in no event shall the number of directors so authorized, nominated and elected be less than the number required by law.

3.2. Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders or a duly authorized committee of independent directors.

3.3. Election and Term. At each annual meeting of shareholders, directors shall be elected to succeed those directors whose terms then expire. Such newly-elected directors shall serve until the next succeeding annual meeting of shareholders after their election and until their successors are elected and qualified. A director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting and until his successor is elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.4. Vacancies. Except as otherwise provided in the Articles of Incorporation or these By-laws (a) the office of a director shall become vacant if he dies, resigns or is duly removed from office and (b) the Board may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) in the sole opinion of the Board becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iii) ceases at any time to have the qualifications required by law, the Articles of Incorporation or these By-laws.

3.5. Filling Vacancies. In the event of a vacancy (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors), the remaining directors, even though not constituting a quorum, may fill any vacancy on the Board for the unexpired term by a majority vote of the directors remaining in office, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

3.6. Notice of Shareholder Nominees. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by any shareholder must deliver (in accordance with the time periods prescribed for delivery of notice under the applicable subsection of Section 2.17 of these By-laws) to the Secretary of the Corporation a fully completed and duly executed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a duly executed agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been fully disclosed in writing to the Board of Directors, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s candidacy, service or action as a director that has not been fully disclosed in writing to the Board of Directors, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly-disclosed corporate governance, conflict of interest, ethics, confidentiality, stock ownership and trading policies and guidelines of the Corporation, and (iv) is in all respects eligible, and will continue to be eligible, to serve as a director without causing the Corporation to be in violation of these By-laws, the Articles of Incorporation, any stock exchange listing standards then applicable to the Corporation (the “Listing Standards”), or any other applicable state or federal law or regulation. The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be requested by the Corporation to determine whether the director would be independent under the Listing Standards, any applicable rules of the U.S. Securities and Exchange Commission, or any publicly-disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, or that may reasonably be required to determine the eligibility of such nominee to serve as a director of the Corporation.

3.7. Compensation of Directors. Directors, acting in their capacities as such, shall receive such compensation for their services as may be fixed by resolution of the Board or one of its duly-authorized committees and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 4. MEETINGS OF THE BOARD

4.1. Place of Meetings. The meetings of the Board may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

4.2. Initial Meetings. The first meeting of each newly elected Board shall be held immediately following the shareholders’ meeting at which the Board is elected and no notice of such first meeting shall be necessary for the newly elected directors in order legally to constitute the meeting.

4.3. Regular Meetings; Notice. Regular meetings of the Board may be held at such times as the Board may from time to time determine. No notice of regular meetings of the Board shall be required, provided that the date, time and place of regular meetings are fixed in advance by the Board or the Chairman.

4.4. Special Meetings; Notice. Special meetings of the Board may be called by the Chairman on reasonable notice given to each director, either personally or by telephone, mail, e-mail or by telegram. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the directors, and if such officer fails or refuses, or is unable within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on two days’ written notice given to each director. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes and does not state a further purpose to consider such other business as may properly come before the meeting, the business to be conducted at the special meeting shall be limited to the purposes stated in the notice.

4.5. Waiver of Notice. Except as otherwise provided in Section 7.2 of these By-laws, directors present at any regular or special meeting shall be deemed to have received, or to have waived, due notice thereof.

4.6. Quorum and Voting. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and, except as otherwise provided by law or the Articles of Incorporation or these By-laws, actions affirmatively approved by a majority of the Board at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

4.7. Withdrawal. Subject to the terms and conditions of the LBCA, if a quorum is present when the meeting convened, the directors present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 or the refusal of any director present to vote.

4.8. Action by Consent. Any action that may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or such committee.

4.9. Meetings by Telephone or Similar Communication. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 5. COMMITTEES OF THE BOARD

5.1. General. The Board may designate one or more committees, each committee to consist of two or more of the directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members). To the extent provided in the By-laws or by resolutions or a committee charter adopted by the Board, each such committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except to the extent otherwise provided by Section 1-825 of the LBCA. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the Chairman of the Board may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

5.2. Compensation Committee. The Board shall maintain a Compensation Committee of three or more directors (the exact number of which shall be set from time to time by the Board), who shall have such qualifications, powers and responsibilities as specified in any charter that may from time to time be adopted by the Compensation Committee and approved by the Board of Directors.

5.3. Audit Committee. The Board shall maintain an Audit Committee of three or more directors (the exact number of which shall be set from time to time by the Board), who shall have such qualifications, powers and responsibilities as specified in any charter that may from time to time be adopted by the Audit Committee and approved by the Board of Directors.

5.4. Procedures for Committees. Each committee shall keep written minutes of its meetings. All actions taken by a committee shall be reported to the Board at its next meeting, unless all directors attended the committee meeting at which such action was taken. Failure to keep written minutes or to make such reports shall not affect the validity of action taken by a committee. Each committee shall adopt such rules (not inconsistent with the Articles of Incorporation, these By-laws, applicable law, or any regulations specified for such committee by the Board) as it shall deem necessary for the proper conduct of its functions and the performance of its responsibilities.

SECTION 6. REMOVAL OF BOARD MEMBER

Any director or the entire Board may be removed with or without cause at any time by the shareholders at a meeting of shareholders duly called for that purpose if the number of votes cast in favor of removal constitutes a majority of the number of votes entitled to be cast in an election of directors. The shareholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Except as provided in this Section 6, directors shall not be subject to removal.

SECTION 7. NOTICES

7.1. Form of Delivery. Whenever under the provisions of law the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but such notice may be given by United States mail or through a recognized commercial overnight courier service, addressed to such shareholder or director at his address as it appears on the records of the Corporation, with postage or delivery fees thereon prepaid. Such notices shall be deemed to have been given at the time they are deposited in the United States mail or with such courier service. Notice to a director pursuant to Section 4.4 of these By-laws may be given personally or by telephone, e-mail or telegram sent to his or her address as it appears on the Corporation’s records.

7.2. Waiver. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, unless such shareholder or director timely objects to the transaction of any business at the meeting in the manner required by the LBCA.

SECTION 8. OFFICERS

8.1. Designations. The Corporation’s officers shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Controller, a Treasurer, and a Secretary. The Corporation may also have one or more Assistant Secretaries and Assistant Treasurers and other officers designated from time to time by the Board or Chief Executive Officer. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

8.2. Appointment of Certain Officers. At the first meeting of each newly elected Board, or at such other time when there shall be a vacancy, the Board shall elect the Corporation’s officers.

8.3. Appointment of Other Officers. As soon as practicable after his or her election, the Chief Executive Officer may appoint one or more Assistant Secretaries, Assistant Treasurers and other officers. The Chief Executive Officer shall, following any such appointment or appointments, cause to be filed with the minutes of the meeting of the Board an instrument specifying the officers selected. The Chief Executive Officer may also appoint such other employees and agents of the Corporation as he or she may deem necessary, or may vest the authority to appoint such other employees and agents in such other of the Corporation’s officers as he or she deems appropriate subject in all cases to his or her discretion. Whenever by law or the terms of the instrument, a vice-president is necessary to execute any instrument in the absence of execution by the Chief Executive Officer or the President, then the Chief Financial Officer and any officer designated as a director of a particular function or designated in a specific grant of authority, shall be deemed a vice-president of the Corporation for such purpose. Subject to these By-laws, all of the officers, employees and agents of the Corporation shall hold their offices or positions for such terms and shall exercise such powers and perform such duties as shall be specified from time to time by the Board or, except with respect to the Chairman of the Board, the Chief Executive Officer.

8.4. Removal. The Board or, except with respect to the Chairman of the Board, the Chief Executive Officer may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation, other than Chairman of the Board, by death, resignation, removal or otherwise may be filled by the Chief Executive Officer until the next regular or special meeting of the Board.

8.5. The Chairman of the Board. The Chairman of the Board shall have general oversight of the business and affairs of the Corporation, shall preside at all meetings of the directors and shareholders, and shall exercise such additional powers and perform such additional duties as may be specified from time to time by the Board.

8.6. The Chief Executive Officer. The Chief Executive Officer shall have general and active responsibility for the management of the Corporation’s business, shall be responsible for implementing all orders and resolutions of the Board, shall supervise the daily operations of the Corporation’s business and shall, in the absence of the Chairman, preside at meetings of the Board and of the shareholders.

8.7. The President. The President shall report to the Chief Executive Officer and the Board and shall perform such duties as may be requested from time to time by the Board, the Chief Executive Officer or the By-laws. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board shall prescribe.

8.8. The Chief Financial Officer. The Chief Financial Officer shall be the Corporation’s principal financial officer and shall manage the Corporation’s financial affairs and direct the activities of the Treasurer and other officers responsible for the Corporation’s financial affairs. The Chief Financial Officer may sign, execute and deliver in the name of the Corporation contracts, bonds and other obligations, shall be responsible for all of the Corporation’s internal and external financial reporting and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the By-laws.

8.9. The Treasurer. As directed by the Chief Financial Officer, the Treasurer shall have general custody of all funds and securities of the Corporation. The Treasurer may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or such other person or persons as may be designated for the purpose by the Board, all bills of exchange or promissory notes of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Chief Financial Officer or the By-laws.

8.10. The Controller. The Controller shall assist the Chief Financial Officer as directed in accounting, financial reporting, bookkeeping and accounting procedures and perform such other duties as may be prescribed from time to time by the Chief Financial Officer.

8.11. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the shareholders, record all votes and the minutes of all proceedings in books or records to be kept for that purpose, give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and perform such other duties as may be prescribed by the Board or Chief Executive Officer. The Secretary shall also keep in safe custody the Corporation’s seal, if any, and affix the seal to any instrument requiring it.

SECTION 9. STOCK

9.1. Certificates. The shares of the Corporation may be (i) uncertificated, provided the Corporation is a participant in the Direct Registration System, or its successor, of the Depository Trust & Clearing Corporation or some similar system or (ii) represented by certificates signed by the Chairman of the Board, Chief Executive Officer or President, on the one hand, and the Secretary or an Assistant Secretary, on the other hand, evidencing the number and class (and series, if any) of shares owned by the shareholder and containing such information as required by law. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.

9.2. Missing Certificates. The Chairman of the Board, Chief Executive Officer, President or his or her designee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation’s receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the Chairman of the Board, Chief Executive Officer or President, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to (i) advertise or give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 10. DETERMINATION OF SHAREHOLDERS

10.1. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than seventy days prior to the meeting or the date on which the action requiring the determination of shareholder is to be taken.

10.2. Registered Shareholders. Except as otherwise provided by law, the Corporation, and its directors, officers, employees and agents may recognize and treat a person registered on the Corporation’s records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section 10.2 shall not be affected by any actual constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary.

SECTION 11. MISCELLANEOUS

11.1. Dividends. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, property, or in shares of stock.

11.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board may from time to time designate. Signatures of the authorized signatories may be by facsimile.

11.3. Fiscal Year. The Board may adopt for and on behalf of the Corporation a fiscal or a calendar year.

11.4. Seal. The Board may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

11.5. Definitions; Usage. All references herein to the Articles of Incorporation shall mean, as of any particular date, the Corporation’s Articles of Incorporation, as amended or restated through such date. All references herein to the LBCA shall mean, as of any particular date, the Louisiana Business Corporation Act, as amended or restated through such date, or any successor statute. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

SECTION 12. INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by law any director or officer against any expenses or costs, including attorneys’ fees, actually or reasonably incurred by him or her in connection with any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, against such person or as to which he or she is involved solely as a witness or person required to give evidence because he or she is a director or officer of the Corporation or any of its subsidiaries or serves or served at the request of the Corporation with any other enterprise as a director or officer; provided, however, that such indemnification shall be provided only if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct of an official capacity, that his or her conduct was in the best interests of the Corporation, and in all other cases that his or her conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. For purposes of this Section 12, the term “Corporation” shall include any predecessor of this Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprises” shall include any corporation, partnership, limited liability company, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

SECTION 13. AMENDMENTS

Subject to any applicable limits specified in the LBCA, the Corporation’s By-laws may be amended or repealed only by a majority of the Board or the affirmative vote of the holders of at least a majority of the total voting power at any regular or special meeting of shareholders, the notice of which states that the proposed amendment or repeal is to be considered at the meeting.

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